Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in this registration statement of Imagine Media, Ltd. on Form SB-2 of our report dated January 29, 2008 appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP

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Cordovano and Honeck LLP

Englewood, Colorado

January 30, 2008